UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOANALYTICAL SYSTEMS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Indiana	35-1345024
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2701 Kent Avenue
West Lafayette, Indiana 47906
(Address of Principal Executive Offices)

1997 Bioanalytical Systems, Inc. Outside
Director Stock Option Plan
(full title of the plan)

Douglas P. Wieten
Vice President-Finance, Chief Financial
Officer and Treasurer
Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906
(Name and address of agent for service)

(765) 463-4527
(Telephone number, including
area code, of agent for service)

Copies to:

Stephen J. Hackman
Ice Miller
One American Square, Box 82001
Indianapolis, Indiana 46282

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Unit[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee

Common Stock	25,000 shares	$2.99	$74,750	$6.05

1
These are additional securities of the same class, to be offered pursuant to the same employee benefit plan as those registered pursuant to Registration No. 333-56127. Pursuant to General Instruction E of Form S-8, this registration statement covers only the additional shares being registered.

2	The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Stock on March 7, 2003.

INFORMATION INCORPORATED BY REFERENCE

         The contents of the registrant’s Registration Statement on Form S-8, File No. 333-56127, heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of West Lafayette, State of Indiana, on March 10, 2003.

BIOANALYTICAL SYSTEMS, INC. By: /s/ Peter T. Kissinger Peter T. Kissinger, President and Chief Executive Officer

POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Peter T. Kissinger, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto this attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorney-in-fact and agent, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2003.

/s/ Peter T. Kissinger Peter T. Kissinger	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Douglas P. Wieten Douglas P. Wieten	Vice President-Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald E. Shoup Ronald E. Shoup	Director

/s/ Candice B. Kissinger Candice B. Kissinger	Director

/s/ William E. Baitinger William E. Baitinger	Director

/s/ John A. Kraeutler John A. Kraeutler	Director

/s/ W. Leigh Thompson W. Leigh Thompson	Director

BIOANALYTICAL SYSTEMS, INC.

FORM S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit

(4)	Not applicable

(5)	Not applicable

(15)	Not applicable

(23)	23.01	Consent of Ernst & Young

(99)	Not applicable